Exhibit 99.1

Sutro Biopharma Reports Third Quarter 2022 Financial Results, Business Highlights and Select Anticipated Milestones

- STRO-002 data demonstrating anti-leukemic activity in pediatric patients with relapsed/refractory CBF2AT3-GLIS2 AML are accepted for oral presentation at ASH 2022 -

- STRO-002 data from the Phase 1 ovarian cancer dose-expansion cohort and the trial design of the Phase 2 registrational-enabling study will be reported by end of 2022 -

- Vaxcyte reported positive topline data from its Phase 1/2 proof-of-concept study of VAX-24; Sutro is eligible to receive 4% royalties on worldwide net sales of VAX-24 and any licensed vaccine candidates, under an existing license agreement -

- Cash, cash equivalents and marketable securities totaled $287.3 million as of September 30, 2022, providing a projected cash runway into the first half of 2024 based on current business plans and assumptions -

SOUTH SAN FRANCISCO, Calif., November 8, 2022 – Sutro Biopharma, Inc. (Sutro or the Company) (NASDAQ: STRO), a clinical-stage oncology company pioneering site-specific and novel-format antibody drug conjugates (ADCs), today reported its financial results for the quarter ended September 30, 2022, its recent business highlights, and a preview of select anticipated milestones.

“We are pleased with the productivity and potential of our cell-free platform, as demonstrated most recently by Vaxcyte’s positive topline data readout for its 24-valent pneumococcal conjugate vaccine, VAX-24,” said Bill Newell, Sutro’s Chief Executive Officer. “We feel confident in the ability of our platform to generate additional value and capital, as exemplified by the iADC collaboration with Astellas. As we look towards the end of the year, we are on track to present the STRO-002 Phase 1 dose-expansion data and expect to be disclosing the study design on a registration-enabling Phase 2 study for patients with advanced ovarian cancer.”

Recent Business Highlights and Select Anticipated Milestones

STRO-002, FolRα-Targeting ADC: STRO-002 is being studied in the clinic, in both the U.S. and Europe, for patients with ovarian and endometrial cancers.

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Data demonstrating the anti-leukemic activity of STRO-002 for pediatric patients with relapsed/refractory CBF2AT3-GLIS2 acute myeloid leukemia (AML) treated under ongoing compassionate use will be presented on December 10, 2022 at the 64th American Society of Hematology Annual Meeting and Exposition (ASH 2022) as an oral presentation. CBF2AT3-GLIS2 (CBF/GLIS) is a highly refractory and uniformly fatal oncogenic fusion and the underlying genomic cause of “RAM” phenotype AML, a megakaryoblastic leukemia subtype seen exclusively in infants and young children.

Abstract Title: Anti-Leukemic Activity of STRO-002 a Novel Folate Receptor-α (FR-α)-Targeting ADC in Relapsed/Refractory CBF2AT3-GLIS2 AML

Session: Acute Myeloid Leukemias: Investigational Therapies, Excluding Transplantation and Cellular Immunotherapies: Relapsed/Refractory AML

Date: Saturday, December 10, 2022

Session Time: 9:30 a.m. – 11:00 a.m. CST

Presentation Time: 10:45 a.m. CST

The accepted ASH abstract is available at (https://www.hematology.org/meetings/annual-meeting), and a Sutro-authored whitepaper with details about this rare indication and Sutro’s compassionate use program is available at (https://www.sutrobio.com/compassionate-use-access).

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Sutro expects to report additional data on efficacy, safety, and durability from the Phase 1 dose-expansion cohort in patients with advanced ovarian cancer, together with the design of a registration-enabling Phase 2 study, by the end of 2022.
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Discussions with the FDA on a registrational study for patients with advanced ovarian cancer were held mid-year 2022, in which the agency signaled that an accelerated approval pathway could be available for STRO-002 in a platinum-resistant ovarian cancer patient population.
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Additional ongoing clinical studies for STRO-002 include a combination study with bevacizumab for patients with advanced ovarian cancer and a dose-expansion study for patients with endometrial cancer.

STRO-001, CD74-Targeting ADC: The Phase 1 study for patients with B‑cell malignancies, including patients with non-Hodgkin’s lymphoma (NHL) and multiple myeloma (MM), continues in dose escalation.

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Dose escalation is ongoing to achieve a recommended Phase 2 dose (RP2D), with the last reported doses of 5.0 mg/kg in the MM cohort and 5.0 mg/kg in the NHL cohort.
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Sutro’s partner BioNova Pharma (BioNova) is advancing clinical development of BN301 (STRO-001) for patients with hematological malignancies in Greater China. In September 2022, BioNova announced that the Center of Drug Evaluation of the National Medical Products Administration of China had approved its investigational new drug (IND) application for BN301 (STRO-001) to conduct clinical trials in patients with hematologic malignancies in China.

Additional Pipeline Programs: A Sutro Research Forum highlighted STRO-003 and Sutro’s emerging research portfolio.

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STRO-003 is an optimally designed ADC targeting ROR1, with eight precisely positioned β-Glucuronidase-cleavable linkers attached to next-generation exatecan warheads, which inhibit topoisomerase-1 resulting in DNA disruption.
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Patient-derived xenograft models (PDX) have shown potent cell killing by STRO-003 in low antigen expressing tumors; and STRO-003 has shown encouraging tolerability in preclinical rodent and non-human primate studies.
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Sutro provided details on its product and process design, which enables its emerging portfolio including novel therapeutic modalities—for example, a single antibody which can be conjugated site-specifically with two different payloads with synergistic mechanisms.

Collaboration Updates: Sutro continues to seek to maximize the value of its proprietary cell-free platform by working with partners on programs in multiple disease spaces and geographies and has generated from collaborators an aggregate of approximately $600 million in cash through September 30, 2022, which includes payments and equity investments.

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In October 2022, Vaxcyte reported positive topline data from the Phase 1/2 proof-of-concept study of its 24-valent pneumococcal conjugate vaccine candidate (VAX-24) under investigation for the prevention of invasive pneumococcal disease in adults aged 18-64. Under an existing license agreement with Vaxcyte, Sutro is eligible to receive four percent (4%) royalties on worldwide net sales of VAX-24 and any licensed vaccine candidates.

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In June 2022, Sutro entered into a collaboration with Astellas on the discovery and development of immunostimulatory antibody-drug conjugates (iADCs) for three targets, including an upfront payment to Sutro of $90 million received in July 2022, and $422.5 million in potential milestones per product candidate. Sutro will also receive financial support for its research efforts and has an option to co-develop and co-commercialize product candidates in the U.S.
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A $10 million milestone payment from Merck was triggered in July 2022 upon the first patient dosed in a Phase 1 study of MK-1484, a selective IL-2 agonist, under the 2018 cytokine derivative collaboration.
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Sutro is manufacturing initial drug supply for the clinical development of Merck’s MK-1484, currently in a Phase 1; clinical trial materials for Bristol Myers Squibb’s (BMS) CC-99712, a BCMA‑targeting ADC for treatment of multiple myeloma, currently in Phase 1; and clinical trial materials for M1231, a MUC1-EGFR-targeting bispecific ADC, for Merck KgaA, Darmstadt, Germany, known as EMD Serono in the U.S. and Canada (EMD Serono), also currently in Phase 1.
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Sutro is providing clinical drug supply to BioNova for clinical studies for BN301 (STRO-001) in Greater China. Sutro is currently supporting Tasly Biopharmaceuticals (Tasly) for initiation of clinical development activities and an IND filing in Greater China for STRO-002 and will provide initial clinical drug supply.

Third Quarter 2022 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of September 30, 2022, Sutro had cash, cash equivalents and marketable securities of $287.3 million, as compared to $191.6 million as of June 30, 2022, providing a projected cash runway into the first half of 2024, based on current business plans and assumptions. The above balances do not include the value associated with Sutro’s holdings of Vaxcyte common stock.

Unrealized Gain from Increase in Value of Vaxcyte Common Stock

As of September 30, 2022, Sutro held approximately 1.5 million shares of Vaxcyte common stock, with a fair value of $36.9 million. The non-operating, unrealized gain of $3.5 million in the third quarter of 2022 was due to the increase since June 30, 2022 in the estimated fair value of Sutro’s holdings of Vaxcyte common stock. Vaxcyte common stock held by Sutro will be remeasured at fair value based on the closing price of Vaxcyte’s common stock on the last trading day of each reporting period, with any non-operating, unrealized gains and losses recorded in Sutro’s statements of operations. Sutro sold approximately 1 million shares of Vaxcyte common stock at fair market value during the period from October 1, 2022 through November 7, 2022.

Revenue

Revenue was $25.1 million for the quarter ended September 30, 2022, as compared to $8.5 million for the same period in 2021, related principally to recognition of the milestone payment from Merck and the Astellas, BMS, and EMD Serono collaborations in 2022 and the Merck, BMS, and EMD Serono collaborations in 2021. Future collaboration and license revenue from Astellas, Merck, BMS, EMD Serono, Tasly, and BioNova, and from any additional collaboration and license partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones, and other agreement payments.

Operating Expenses

Total operating expenses for the quarter ended September 30, 2022 were $46.4 million, as compared to $43.2 million for the same period in 2021. The third quarter of 2022 includes non-cash expenses for stock-based compensation of $6.8 million and depreciation and amortization of $1.4 million, as compared to $6.5 million and $1.1 million, respectively, in the comparable 2021 period. Total operating expenses for the quarter ended September 30, 2022 were comprised of research and development expenses of $31.7 million and general and administrative expenses of $14.6 million, which are expected to increase in 2022 as Sutro’s internal product candidates advance in clinical development and additional general and administrative expenses are incurred as a public company.

About Sutro Biopharma

Sutro Biopharma, Inc., headquartered in South San Francisco, is a clinical-stage oncology company pioneering site-specific and novel-format antibody drug conjugates (ADCs). Sutro has two wholly owned ADCs in the clinic—STRO-002, a folate receptor alpha (FolRα)-targeting ADC, in clinical studies for ovarian and endometrial cancers; and STRO-001, a CD74-targeting ADC, in clinical studies for B-cell malignancies. Additionally, Sutro is collaborating with Bristol Myers Squibb (BMS) on CC-99712, a BCMA-targeting ADC in the clinic for patients with multiple myeloma; with Merck KGaA, Darmstadt, Germany, known as EMD Serono in the U.S. and Canada (EMD Serono), on M1231, a MUC1-EGFR bispecific ADC in clinical studies for patients with solid tumors, particularly non-small cell lung cancer (NSCLC) and esophageal squamous cell carcinoma; with Merck, known as MSD outside of the United States and Canada, on MK-1484, a selective IL-2 agonist in clinical studies as a monotherapy and in combination with pembrolizumab for the treatment of solid tumors; and with Astellas Pharma (Astellas) on novel modality, immunostimulatory antibody-drug conjugates (iADCs). Sutro’s platform technology also enabled the spin out of Vaxcyte (Nasdaq: PCVX) and the creation of VAX-24, a 24-valent pneumococcal conjugate vaccine in clinical studies for the prevention of invasive pneumococcal disease. Sutro’s rational design and precise protein engineering has enabled six product candidates in the clinic. Follow Sutro on Twitter, @Sutrobio, and at www.sutrobio.com to learn more about our passion for changing the future of oncology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, timing of announcements of clinical results and regulatory filings, potential benefits of STRO-002 and the Company’s other product candidates and platform, potential future milestone and royalty payments, and potential market opportunities for STRO-002 and the Company’s other product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates and the Company’s ability to successfully leverage Fast Track designation, the market size for the Company’s product candidates to be smaller than anticipated, the impact of the COVID-19 pandemic on the Company’s business, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, the value of the Company’s holdings of Vaxcyte common stock, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact

Annie J. Chang

Sutro Biopharma

(650) 801-5728

ajchang@sutrobio.com

Media Contact

Amy Bonanno

Solebury Trout

(914) 450-0349

abonanno@soleburytrout.com

Sutro Biopharma, Inc.

Selected Statements of Operations Financial Data

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues	$25,147	$8,517	$59,140	$51,226
Operating expenses
Research and development	31,714	26,602	94,036	74,473
General and administrative	14,643	16,589	44,825	40,241
Total operating expenses	46,357	43,191	138,861	114,714
Loss from operations	(21,210)	(34,674)	(79,721)	(63,488)
Interest income	1,014	109	1,327	481
Unrealized gain (loss) on equity securities	3,496	4,483	323	(1,881)
Interest and other expense, net	(2,788)	(820)	(4,039)	(2,525)
Loss before provision for income taxes	(19,488)	(30,902)	(82,110)	(67,413)
Provision for income taxes	-	-	2,500	-
Net loss	$(19,488)	$(30,902)	$(84,610)	$(67,413)
Net loss per share, basic and diluted	$(0.37)	$(0.67)	$(1.74)	$(1.46)
Weighted-average shares used in computing basic and diluted loss per share	52,345,732	46,162,544	48,622,258	46,060,010

Sutro Biopharma, Inc.

Selected Balance Sheets Financial Data

(Unaudited)

(In thousands)

	September 30,	December 31,
	2022 (1)	2021 (2)
Assets
Cash, cash equivalents and marketable securities	$287,339	$229,532
Investment in equity securities	36,909	37,181
Accounts receivable	11,241	12,454
Property and equipment, net	24,281	22,550
Operating lease right-of-use assets	27,073	29,041
Other assets	13,857	10,650
Total Assets	$400,700	$341,408
Liabilities and Stockholders’ Equity
Accounts payable and other liabilities	$27,370	$25,974
Deferred revenue	90,652	5,496
Operating lease liability	33,669	32,261
Debt	19,283	25,113
Total liabilities	170,974	88,844
Total stockholders’ equity	229,726	252,564
Total Liabilities and Stockholders’ Equity	$$400,700	$341,408

(1) The condensed balance sheet as of September 30, 2022 was derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission on November 8, 2022.

(2) The condensed balance sheet as of December 31, 2021 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 28, 2022.